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                                                                 EXHIBIT 11.1

                            CASTLE ENERGY CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

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                                                                   THREE MONTHS ENDED DECEMBER 31,
                                                      ---------------------------------------------------------
                                                                 2004                          2003
                                                      ---------------------------   ---------------------------
                                                         BASIC         DILUTED         BASIC         DILUTED
                                                      ------------   ------------   ------------   ------------
I.    Shares Outstanding, Net of Treasury
       Stock Purchased During the Period:

        Stock, net                                       6,892,389      6,892,389      6,592,884      6,592,884
        Purchase of treasury stock (weighted)
                                                      ------------   ------------   ------------   ------------
                                                         6,892,389      6,892,389      6,592,884      6,592,884
II.   Weighted Equivalent Shares:
        Assumed options and warrants exercised                            222,481
                                                      ------------   ------------   ------------   ------------
III.  Weighted Average Shares and Equivalent Shares      6,892,389      7,114,870      6,592,884      6,592,884
                                                      ============   ============   ============   ============
IV.   Net Income (Loss)                               $        343   $        343   $     (1,248)  $     (1,248)
                                                      ============   ============   ============   ============
V.    Net Income (Loss) Per Share                     $       0.05   $       0.05   $      (0.19)  $      (0.19)
                                                      ============   ============   ============   ============
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